[LETTER HEAD FOR BANK OF GRANITE CORPORATION]
                     [LETTER HEAD FOR FIRST COMMERCE CORP.}

NEWS                                              For Release: December 18, 2002

                            BANK OF GRANITE TO MERGE
                            ------------------------

                      WITH CHARLOTTE'S FIRST COMMERCE BANK
                      ------------------------------------

Granite Falls, NC - Bank of Granite Corporation Chairman and CEO John A. Forlines, Jr., and Wesley W. Sturges, President and CEO of First Commerce Corporation of Charlotte, North Carolina, have announced a merger between the two institutions. Directors of both companies have approved the merger and have signed a definitive agreement calling for the exchange of a combination of shares of Bank of Granite Corporation common stock and cash for all outstanding shares of First Commerce Corporation. The total assets of the merged companies will exceed $900 million, making them the 9th largest commercial bank headquartered in North Carolina.

In the merger, Bank of Granite will issue 671,612 shares and $4,584,880 in cash to First Commerce shareholders for a total deal value of approximately $18.5 million. For each share owned, First Commerce shareholders will be entitled to select either (i) $16.60 cash; (ii) a combination of stock and cash or; (iii) 100% stock. To the extent that First Commerce shareholders elect to receive more cash or stock than permitted by the agreement, pro rata allocations will be made. The transaction is intended to qualify as a tax-free reorganization under 368(a) of the Internal Revenue Code.

The merger is subject to approval by First Commerce's shareholders and the approval of Federal and State regulators. According to Forlines and Sturges, the transaction is expected to close during the second quarter of 2003. First Commerce's banking offices will become Bank of Granite offices.

Mr. Forlines expressed pleasure over Bank of Granite's first banking acquisition. "We are delighted to announce this strategic partnership with this very fine bank located in the number one MSMA market area of North Carolina," he said. "We have watched their growth and progress since their inception in 1996. They have a strong Board of Directors and we are especially proud to have Wes Sturges join our executive management team."

Sturges will serve as Executive Vice President of both the bank and the holding company. For some time Bank of Granite has been concerned with management succession and having Wes Sturges join the management team will enable Bank of Granite to address this issue. Sturges, 53, has been in banking for 31 years and headed the Mecklenburg division of a major bank prior to founding First Commerce in 1996. He currently serves as Chairman of the North Carolina Bankers Association, a position formerly held by both Forlines and Charles M. Snipes, Bank of Granite's President and CEO. Mr. Forlines added, "Both Charles and I are looking forward to working with Wes, helping him strengthen our merged bank's presence in the Mecklenburg market, as well as assisting him in assuming an executive management role in the merged bank."

     In commenting on the proposed merger, Wes Sturges said, "All of us are delighted to join forces with the best community bank in the country. We have great respect for the Bank of Granite and its management and feel the combination of our two companies will enhance the tradition of banking excellence for which Bank of Granite is known."

     The merger will be accounted for under the purchase method of accounting. Bank of Granite Corporation stock is traded on the Nasdaq National Market(R) tier of The Nasdaq Stock Market(R) under the symbol GRAN. Its last trade yesterday was $18.59.

     Upon closing of the transaction, James Y. Preston, First Commerce Board Chairman, will become a member of Bank of Granite and Bank of Granite Corporation's Board of Directors. Preston is a senior partner in the Charlotte law firm of Parker Poe Adams & Bernstein L.L.P. Other members of First Commerce's Board will remain active and become members of the Mecklenburg Board of Bank of Granite.

     At the end of third quarter 2002, First Commerce's assets totaled $180 million and Bank of Granite's assets totaled $732 million.

                              - - - - - 0 - - - - -

For further information, contact:
John A. Forlines, Jr., CEO                        Wesley W. Sturges, CEO
Bank of Granite Corporation                       First Commerce Corporation
828 496-2024                                      704 945-6561
jaforlines@bankofgranite.com                      wsturges@firstcommercebank.com

     The discussions included in this release contain statements that may be deemed forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from these statements. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by certain factors, including but not limited to, the financial success or changing conditions or strategies of the Company's customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, and general economic conditions.


Bank of Granite Corporation, PO Box 128, Granite Falls, NC 28630 www.bankofgranite.com

                        Supplemental Transaction Summary

         Price per FCMM share:             $16.60 (1)

         Consideration:                    671,642 GRAN shares plus $4,584,880
                                           cash

         Transaction Value:                $18.5 million

         Transaction Collars:              If the average price of the buyers
                                           stock for twenty business days prior
                                           to the three days before closing is
                                           more than 20% higher or lower than
                                           $18.40 per share, the consideration
                                           may be adjusted. Walk-away provisions
                                           for FCMM are provided.

         Transaction Structure:            Shareholders will have three election
                                           options:

                                           1.) .9022 shares of GRAN common stock

                                           2.) .6580 shares of GRAN common stock
                                           plus $4.49 cash

                                           3.) $16.60 cash

                                           Pro rata allocations will be made
                                           if necessary

         Break Up Fee:                     5% of transaction value

         Company Name After Merger:        Bank of Granite Corporation

         Corporate Structure:              FCMM will be merged into GRAN

                                           First Commerce Bank will be merged
                                           into Bank of Granite

         Headquarters After Merger:        Granite Falls, North Carolina

         Board Representation:             1 additional director (Total of 8)

         Pro Forma FCMM Ownership:         4.80%

         Expected Closing:                 Second quarter of 2003

         Due Diligence:                    Completed by both parties

         Required Approvals:               Bank of Granite Corporation -
                                           Regulatory First Commerce -
                                           Shareholder and Regulatory

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(1) Based on the 20-day average closing stock price of GRAN ending December 12,
2002.